Exhibit 4.4

INTERIM TRUST AGREEMENT

between

RED WOLF FUNDING, LLC

and

WELLS FARGO BANK, N.A.,
not in its individual capacity but solely
as Eligible Lender Trustee for the benefit of Red Wolf Funding, LLC

Dated as of April 23, 2015

TABLE OF CONTENTS

INTERIM TRUST AGREEMENT

INTERIM TRUST AGREEMENT (the “Agreement”), dated as of April 23, 2015, between RED WOLF FUNDING, LLC  (“Red Wolf Funding”) as the Purchaser and subsequent Seller of certain Loans, and WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity but solely as Eligible Lender Trustee (the “Red Wolf Funding Eligible Lender Trustee”).

WHEREAS, Red Wolf Funding is a limited liability company established for the purpose of purchasing Loans from subsidiaries or affiliates of Navient Corporation and selling Loans to, among others, Navient Funding, LLC (the “Depositor”) for resale to special purpose trusts established for the purpose of financing the purchase of such Loans;

WHEREAS, on the Closing Date, Red Wolf Funding has acquired certain Loans from subsidiaries or affiliates of Navient Corporation, and will subsequently enter into a Purchase Agreement with the Depositor, for the purpose of effecting the sale of such Loans to the Depositor;

WHEREAS, during the Supplemental Purchase Period, Red Wolf Funding may acquire Additional Trust Student Loans from subsidiaries or affiliates of Navient Corporation and subsequently enter into one or more Additional Purchase Agreements with the Depositor, for the purpose of effecting the sale of such Additional Trust Student Loans (collectively, the applicable Initial Trust Student Loans and the applicable Additional Trust Student Loans are referred to herein as the “Interim Trust Loans”);

WHEREAS, pursuant to the terms of the Purchase Agreement with the Depositor, Red Wolf Funding may be required, under certain circumstances, to repurchase some of the Interim Trust Loans; and

WHEREAS, the Eligible Lender Trustee is an “eligible lender” within the meaning of Section 435(d) of the Higher Education Act and is willing to hold legal title to the Interim Trust Loans on behalf and for the benefit of Red Wolf Funding.

NOW, THEREFORE, Red Wolf Funding and the Red Wolf Funding Eligible Lender Trustee hereby agree as follows:

ARTICLE I

Definitions and Usage

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture, dated as of April 23, 2015 (the “Indenture”), among Navient Student Loan Trust 2015-2 (the “Trust”), Wells Fargo Bank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), and Wells Fargo Bank, N.A., not in its individual capacity but solely as Eligible Lender Trustee (the “Eligible Lender Trustee”) for the Trust, as may be amended or supplemented from time to time, which also contains rules as to usage that shall be applicable herein.

ARTICLE II

Appointment of Red Wolf Funding Eligible Lender Trustee

SECTION 2.1.      Appointment of Red Wolf Funding Eligible Lender Trustee.  Red Wolf Funding hereby appoints the Red Wolf Funding Eligible Lender Trustee, effective as of the date hereof, as trustee, to have all the rights, powers and duties set forth herein, including, without limitation:

1.	to hold legal title to the Interim Trust Loans on behalf and for the benefit of Red Wolf Funding;

2.
to enter into and perform its obligations as the Red Wolf Funding Eligible Lender Trustee under this Agreement and the Red Wolf Funding Purchase Agreement (including any Additional Purchase Agreements entered into during the Supplemental Purchase Period); and

3.	to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

SECTION 2.2.      Declaration of Trust.  The Red Wolf Funding Eligible Lender Trustee hereby declares that it will hold the Interim Trust Loans in trust upon and subject to the conditions set forth herein for the use and benefit of Red Wolf Funding, subject to the obligations of the Red Wolf Funding Eligible Lender Trustee under the Red Wolf Funding Purchase Agreement.  Effective as of the date hereof, the Red Wolf Funding Eligible Lender Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of this Agreement.

SECTION 2.3.      Title to Interim Trust Loans.  Legal title to all of the Interim Trust Loans shall be vested at all times in the Red Wolf Funding Eligible Lender Trustee on behalf of and for the benefit of Red Wolf Funding, under the U.S. Department of Education LID number 829077.

ARTICLE III

Representations and Warranties of Red Wolf Funding

Red Wolf Funding hereby represents and warrants to the Red Wolf Funding Eligible Lender Trustee that:

1.
It is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

2.
It has all necessary power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by Red Wolf Funding by all necessary action.

3.
This Agreement constitutes a legal, valid and binding obligation of Red Wolf Funding enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally and subject to general principles of equity.

4.
The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company operating agreement, in effect as of the date hereof, of Red Wolf Funding, or any indenture, agreement or other instrument to which Red Wolf Funding is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents); nor violate any law or any order, rule or regulation applicable to Red Wolf Funding of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Red Wolf Funding or its properties.

ARTICLE IV

Authority and Duties of Red Wolf Funding Eligible Lender Trustee

SECTION 4.1.      General Authority.  The Red Wolf Funding Eligible Lender Trustee is authorized and directed to execute and deliver the Red Wolf Funding Purchase Agreement and this Agreement and each certificate or other document attached as an exhibit to or contemplated by such agreements, in each case, in such form as Red Wolf Funding shall approve as evidenced conclusively by the Red Wolf Funding Eligible Lender Trustee’s execution thereof.  The Red Wolf Funding Eligible Lender Trustee is also authorized and directed on behalf and for the benefit of Red Wolf Funding to acquire and hold legal title to the Interim Trust Loans and to take all actions required of the Red Wolf Funding Eligible Lender Trustee pursuant to the Red Wolf Funding Purchase Agreement and this Agreement.

SECTION 4.2.      General Duties.  It shall be the duty of the Red Wolf Funding Eligible Lender Trustee to discharge (or cause to be discharged) all its responsibilities as the Red Wolf Funding Eligible Lender Trustee pursuant to the terms of the Red Wolf Funding Purchase Agreement and this Agreement.

SECTION 4.3.      No Duties Except as Specified in this Agreement.  The Red Wolf Funding Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Interim Trust Loans, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Red Wolf Funding Eligible Lender Trustee is a party, except as expressly provided by the terms of the Red Wolf Funding Purchase Agreement or this Agreement; and no implied duties or obligations shall be read into this Agreement or the Red Wolf Funding Purchase Agreement against the Red Wolf Funding Eligible Lender Trustee.

SECTION 4.4.      No Action Except Under Specified Documents.  The Red Wolf Funding Eligible Lender Trustee shall not otherwise deal with the Interim Trust Loans except in accordance with the powers granted to and the authority conferred upon the Red Wolf Funding Eligible Lender Trustee pursuant to this Agreement and the Red Wolf Funding Purchase Agreement.

SECTION 4.5.      Restrictions.  The Red Wolf Funding Eligible Lender Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in the Basic Documents.

ARTICLE V

Concerning the Red Wolf Funding Eligible Lender Trustee

SECTION 5.1.      Acceptance of Trust and Duties.  The Red Wolf Funding Eligible Lender Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to such trust but only upon the terms of this Agreement.  The Red Wolf Funding Eligible Lender Trustee shall not be answerable or accountable hereunder or under the Red Wolf Funding Purchase Agreement under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 5.2 below expressly made by the Red Wolf Funding Eligible Lender Trustee.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

1.	The Red Wolf Funding Eligible Lender Trustee shall not be liable for any error of judgment made by a responsible officer of the Red Wolf Funding Eligible Lender Trustee.

2.
No provision of this Agreement or the Red Wolf Funding Purchase Agreement shall require the Red Wolf Funding Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under the Red Wolf Funding Purchase Agreement, if the Red Wolf Funding Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

3.
The Red Wolf Funding Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by Red Wolf Funding or for the form, character, genuineness, sufficiency, value or validity of any of the Interim Trust Loans or for or in respect of the validity or sufficiency of the Red Wolf Funding Purchase Agreement.

4.
In no event shall the Red Wolf Funding Interim Eligible Lender Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever irrespective of whether the Red Wolf Funding Interim Eligible Lender Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 5.2.      Representations and Warranties.  The Red Wolf Funding Eligible Lender Trustee hereby represents and warrants to Red Wolf Funding that:

1.
It is duly organized and validly existing in good standing under the laws of its governing jurisdiction and has an office located within the State of Minnesota, at which it will act as trustee for the Trust. It has all requisite power and authority to execute, deliver and perform its obligations under the Red Wolf Funding Purchase Agreement and this Agreement.

2.
It has taken all action necessary to authorize the execution and delivery by it of the Red Wolf Funding Purchase Agreement and this Agreement, and the Red Wolf Funding Purchase Agreement and this Agreement have been executed and delivered by one of its officers who is duly authorized to execute and deliver the same on its behalf.

3.
Neither the execution nor the delivery by it of the Red Wolf Funding Purchase Agreement or this Agreement, nor the consummation by it of the transactions contemplated thereby or hereby nor compliance by it with any of the terms or provisions thereof or hereof will contravene any Federal, Delaware, New York or other applicable state law, governmental rule or regulation governing the banking or trust powers of the Red Wolf Funding Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

4.
It is and will maintain its status as an “eligible lender” (as such term is defined in Section 435(d) of the Higher Education Act) for purposes of holding legal title to the Interim Trust Loans as contemplated by this Agreement and the Red Wolf Funding Purchase Agreement, and it is and will at all times remain the owner of LID number 829077.

SECTION 5.3.      Not Acting in Individual Capacity.  Except as provided in this Article V, in accepting the trust hereby created, Wells Fargo Bank, N.A. acts solely as Red Wolf Funding Eligible Lender Trustee hereunder and not in its individual capacity.

SECTION 5.4.      Red Wolf Funding Eligible Lender Trustee Not Liable for the Interim Trust Loans.  The Red Wolf Funding Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement or the Red Wolf Funding Purchase Agreement, or of any Interim Trust Loan or related documents.  The Red Wolf Funding Eligible Lender Trustee shall at no time have any responsibility for or with respect to the sufficiency of the Interim Trust Loans; the validity or completeness of the assignment to the Red Wolf Funding Eligible Lender Trustee of legal title to any Interim Trust Loan on behalf and for the benefit of Red Wolf Funding; the performance or enforcement (except as expressly set forth in the Red Wolf Funding Purchase Agreement) of any Interim Trust Loan; the compliance by Red Wolf Funding or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Red Wolf Funding Eligible Lender Trustee.

ARTICLE VI

Compensation and Indemnity of Red Wolf Funding Eligible Lender Trustee

1.
The Red Wolf Funding Eligible Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between Red Wolf Funding and the Red Wolf Funding Eligible Lender Trustee, and the Red Wolf Funding Eligible Lender Trustee shall be entitled to be reimbursed by Red Wolf Funding, to the extent provided in such separate agreement, for its other reasonable expenses hereunder.

2.
The Depositor shall cause the Administrator to indemnify the Interim Eligible Lender Trustee in its individual capacity and any of its officers, directors, employees and agents as and to the extent provided for in Section 4.2 of the Administration Agreement.

ARTICLE VII

Termination of Interim Trust Agreement

This Agreement (other than Article VI) and the trust created hereby shall terminate and be of no further force or effect upon the earlier of (i) the termination of the Trust pursuant to Section 9.1 of the Trust Agreement and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.

ARTICLE VIII

Successor Red Wolf Funding Eligible Lender Trustees

SECTION 8.1.      Eligibility Requirements for Red Wolf Funding Eligible Lender Trustee.  The Red Wolf Funding Eligible Lender Trustee shall at all times be a corporation or banking association (i) qualifying as an “eligible lender” as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Interim Trust Loans on behalf and for the benefit of Red Wolf Funding, with a valid lender identification number with respect to the Interim Trust Loans from the Department; and (ii) being authorized to exercise corporate trust powers and hold legal title to the Interim Trust Loans.  In case at any time the Red Wolf Funding Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section, the Red Wolf Funding Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in Section 8.2.

SECTION 8.2.      Resignation or Removal of Red Wolf Funding Eligible Lender Trustee.  The Red Wolf Funding Eligible Lender Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to Red Wolf Funding.  Upon receiving such notice of resignation, Red Wolf Funding shall promptly appoint a successor Red Wolf Funding Eligible Lender Trustee meeting the eligibility requirements of Section 8.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Red Wolf Funding Eligible Lender Trustee and one copy to the successor Red Wolf Funding Eligible Lender Trustee.  If no successor Red Wolf Funding Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Red Wolf Funding Eligible Lender Trustee may petition any court of competent jurisdiction for the appointment of a successor Red Wolf Funding Eligible Lender Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Red Wolf Funding Eligible Lender Trustee from any obligations otherwise imposed on it under this Agreement or the Red Wolf Funding Purchase Agreement until such successor has in fact assumed such appointment.

If at any time the Red Wolf Funding Eligible Lender Trustee shall cease to be or shall be likely to cease to be eligible in accordance with the provisions of Section 8.1 and shall fail to resign after written request therefor by Red Wolf Funding, then Red Wolf Funding may remove the Red Wolf Funding Eligible Lender Trustee.  If Red Wolf Funding shall remove the Red Wolf Funding Eligible Lender Trustee under the authority of the immediately preceding sentence, Red Wolf Funding shall promptly appoint a successor Red Wolf Funding Eligible Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Red Wolf Funding Eligible Lender Trustee so removed and one copy to the successor Red Wolf Funding Eligible Lender Trustee together with payment of all fees owed to the outgoing Red Wolf Funding Eligible Lender Trustee.

Any resignation or removal of the Red Wolf Funding Eligible Lender Trustee and appointment of a successor Red Wolf Funding Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Red Wolf Funding Eligible Lender Trustee pursuant to Section 8.3 and payment of all fees and expenses owed to the outgoing Red Wolf Funding Eligible Lender Trustee.

SECTION 8.3.      Successor Red Wolf Funding Eligible Lender Trustee.  Any successor Red Wolf Funding Eligible Lender Trustee appointed pursuant to Section 8.2 shall execute, acknowledge and deliver to Red Wolf Funding and to its predecessor Red Wolf Funding Eligible Lender Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Red Wolf Funding Eligible Lender Trustee shall become effective and such successor Red Wolf Funding Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Red Wolf Funding Eligible Lender Trustee.  The predecessor Red Wolf Funding Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Red Wolf Funding Eligible Lender Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Red Wolf Funding Eligible Lender Trustee any lender identification number obtained from the Department with respect to the Interim Trust Loans; and Red Wolf Funding and the predecessor Red Wolf Funding Eligible Lender Trustee, at the sole cost and expense of the Depositor, shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Red Wolf Funding Eligible Lender Trustee all such rights, powers, duties and obligations.

No successor Red Wolf Funding Eligible Lender Trustee shall accept such appointment as provided in this Section unless at the time of such acceptance such successor Red Wolf Funding Eligible Lender Trustee shall be eligible pursuant to Section 8.1.

SECTION 8.4.      Merger or Consolidation of Red Wolf Funding Eligible Lender Trustee.  Any corporation into which the Red Wolf Funding Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Red Wolf Funding Eligible Lender Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Red Wolf Funding Eligible Lender Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Red Wolf Funding Eligible Lender Trustee hereunder; provided that such corporation or banking association shall be eligible pursuant to Section 8.1.

ARTICLE IX

Miscellaneous

SECTION 9.1.      Supplements and Amendments.  This Agreement may be amended by Red Wolf Funding and the Red Wolf Funding Eligible Lender Trustee, with prior written notice to the Rating Agencies then rating the Notes, without the consent of any of the Noteholders or any Excess Distribution Certificateholder, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained or any Excess Distribution Certificateholder, or (ii) to correct any manifest error in the terms of this Agreement as compared to the terms expressly set forth in the Prospectus.

This Agreement may also be amended from time to time by Red Wolf Funding and the Red Wolf Funding Eligible Lender Trustee, with prior written notice to the Rating Agencies then rating the Notes and with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such amendment shall reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of all the outstanding Noteholders.

Promptly after the execution of any such amendment or consent, the Red Wolf Funding Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies then rating the Notes.

It shall not be necessary for the consent of the Noteholders or the Excess Distribution Certificateholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Red Wolf Funding Eligible Lender Trustee may prescribe.

Prior to the execution of any amendment to this Agreement, the Red Wolf Funding Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The Red Wolf Funding Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Red Wolf Funding Eligible Lender Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 9.2.      Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Red Wolf Funding Eligible Lender Trustee shall be deemed given only upon actual receipt by the Red Wolf Funding Eligible Lender Trustee), if to the Red Wolf Funding Eligible Lender Trustee, addressed to its Corporate Trust Office; if to Red Wolf Funding, addressed to Red Wolf Funding, LLC, 2001 Edmund Halley Drive, Reston, Virginia 20191, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

SECTION 9.3.      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.4.      Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 9.5.      Successors and Assigns.  All covenants and agreements contained herein shall be binding upon and to the benefit of, Red Wolf Funding and its successors and the Red Wolf Funding Eligible Lender Trustee and its successors, all as herein provided.

SECTION 9.6.      Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 9.7.      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 9.8.      Force Majeure.  In no event shall the Red Wolf Funding Eligible Lender Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Red Wolf Funding Eligible Lender Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance of its obligations as soon as practicable under the circumstances.

SECTION 9.9.      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have caused this Interim Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Eligible Lender Trustee for the benefit of Red Wolf Funding, LLC

By: /s/ Adam Holzemer
Name:   Adam Holzemer
Title:     Vice President

RED WOLF FUNDING, LLC,
in its capacity as Purchaser and Seller

By: /s/ Mark D. Rein
Name:  Mark D. Rein
Title:    Vice President